                             NATHAN'S FAMOUS, INC.
                             1400 OLD COUNTRY ROAD
                            WESTBURY, NEW YORK 11590

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the notice of the Special Meeting of Stockholders of Nathan's Famous, Inc., a Delaware Corporation (the "Corporation"), to be held on September 28, 1999, at 10:00 a.m., local time ("Special Meeting") at the de Seversky Conference Center, Old Westbury, New York, and the Joint Proxy Statement/Prospectus in connection therewith, and (2) appoints Howard Lorber and Wayne Norbitz as proxies, each with the power to act alone and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock in the corporation which the undersigned is entitled to vote as of July 30, 1999, the record date, at the Special Meeting or any adjournment or postponement thereof, upon the matters referred to below, and upon any and all other matters which properly may be brought before the meeting.

    The Board of Directors unanimously recommends a vote "FOR" Proposals 1 and 2.

Please mark your votes as indicated [X]

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 15, 1999, AS AMENDED, BY AND AMONG NATHAN'S FAMOUS, INC., MIAMI SUBS CORPORATION AND MIAMI ACQUISITION CORP. AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  [  ] FOR              [  ] AGAINST              [  ] ABSTAIN

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2. PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
   INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 30,000,000 FROM 20,000,000, SUBJECT TO AND UPON CONSUMMATION OF THE MERGER.

  [  ] FOR              [  ] AGAINST              [  ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the shares represented by this Proxy will be voted FOR item 1 and FOR item 2.

                                                Please sign exactly as name
                                                appears below. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as an
                                                attorney, or as executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title. If a corporation, please
                                                sign in full corporate name by
                                                president or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by authorized person.

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

                                                Dated:                    , 1999
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